EXHIBIT 10.19

SECOND AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT

THIS SECOND AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT (this “Second Amendment”) is made by and between SWEPI LP (“Shipper”) and CENTERPOINT ENERGY FIELD SERVICES, LLC, successor by conversion to Centerpoint Energy Field Services, Inc. (“Gatherer”) effective the 29th day of November, 2010.

Gatherer and Shipper are parties to that certain Gas Gathering and Treating Agreement dated April 29, 2010, as amended by the First Amendment dated September 1, 2010 (as so amended, the “Agreement”);

The table entitled “Initial Build Schedule” on Exhibit “D” to the Agreement provides that Gatherer will complete construction of a “Gulf South Legacy Tap” on or before November 30, 2010; and The parties have agreed to suspend Gatherer’s obligation to construct the Gulf South Legacy Tap (also referred to as “Robeline Interconnect into Gulf South Pipeline” in Section 5.7 of the Agreement) by November 30, 2010 until a date that the parties may mutually determine in the future.

NOW, THEREFORE, for adequate consideration received and acknowledged, the parties hereto agree as follows:

1.	The parties hereby replace “November 30, 2010” with “to be mutually agreed” in the Initial Build Schedule on Exhibit D of the Agreement as the “Estimated Operational Date” for the Gulf South Legacy Tap.

2.	Except as expressly amended hereby, the Agreement and First Amendment remain in effect as originally written.

IN WITNESS WHEREOF.., this Second Amendment to Gas Gathering and Treating Agreement is executed as of the 29th day of March, 2011.

Shipper: SWEPI LP		Gatherer: Centerpoint Energy Field Services, LLC

By:	/s/ Stephen Friedman	By:	/s/ William H. May, Jr.
Name:	Stephen Friedman	Name:	William H. May, Jr.
Title:	Attorney-In-Fact	Title:	Sr. V.P. & Chief Commercial Officer